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                                  EXHIBIT 10.28


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                                 AMENDMENT NO. 1
                                     TO THE
             CAROLINA FIRST BANCSHARES, INC. 1990 STOCK OPTION PLAN

         This Amendment No. 1 ("Amendment") to the Carolina First BancShares, Inc. 1990 Stock Option Plan is made and executed this 20th day of May, 1999, to be effective as of May 1, 1999.

         WHEREAS, the Board of Directors of Carolina First BancShares, Inc. (the "Corporation"), deems it to be in the best interests of the Corporation and its shareholders to effect certain amendments to the Carolina First BancShares, Inc. 1990 Stock Option Plan (the "Plan") pursuant to Section 5.3 of the Plan, which amendments do not require approval of the stockholders of the Corporation;

         NOW, THEREFORE, in accordance with Section 5.3 of the Plan, the Plan is hereby amended as follows:

         1. Definition of Acceleration Event. Section 1.2 of the Plan is hereby amended by removing subsection (a) thereto and renumbering subsections (b) and
(c) accordingly.

         2. Definition of Change in Control. Section 1.2 of the Plan is hereby amended by adding the following definition as new subsection (c):

         (c) "Change in Control" means and includes each of the following:

                  (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who is on May 1, 1999 (the "Amendment Date") the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Company, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses
         (i), (ii) and (iii) of subsection (3) of this definition; or

                  (2) Individuals who, as of the Amendment Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Amendment Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction


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         owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and
         (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (4) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         3. Committee Requirements. The first two sentences of Section 1.3 shall be deleted in their entirety, and the following sentences are substituted in lieu thereof:

         The Plan shall be administered by the Compensation and Benefits Committee of the Board (the "Committee") or, at the discretion of the Board from time to time, by the Board. The Committee shall consist of two or more members of the Board. It is intended that the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and "outside directors" (within the meaning of Code Section 162(m) and the regulations thereunder) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Code Section 162(m) and such relief is sought by the Company, Code Section 162(m), respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 1.3) shall include the Board.

         4. Payment with Common Stock. Section 1.5(e) of the Plan is hereby amended by adding the following clause to the end of the first sentence:

         ; provided that if shares of Stock surrendered in payment of the exercise price were themselves acquired otherwise than on the open market, such shares shall have been held by the Optionee for at least six months.

         5. Acceleration Upon a Change in Control. Section 1.6 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

         1.6      Acceleration Upon a Change in Control.

                  Except as otherwise provided in the Option Agreement, upon the occurrence of a Change in Control, all outstanding Options, SARs, and STARs shall become fully exercisable and all restrictions on outstanding Options, SARs, and STARs shall lapse; provided, however that such acceleration will not occur if, in the opinion of the Company's accountants, such acceleration would preclude the use of "pooling of interest" accounting treatment for a Change in Control transaction that
                  (a) would otherwise qualify for such accounting treatment, and
                  (b) is contingent upon qualifying for such accounting treatment. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in
                  Section 2.2, the excess Options shall be deemed to be Nonqualified Stock Options.


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         6. Acceleration Upon Certain Events Not Constituting a Change in
Control. Section 1.7 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

         1.7 Acceleration Upon Certain Events Not Constituting a Change in Control.

                  In the event of the occurrence of any circumstance, transaction or event not constituting a Change in Control (as defined in Section 1.2(c)) but which the Board of Directors deems to be, or to be reasonably likely to lead to, an effective change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
                  Schedule 14A of the 1934 Act, the Committee may in its sole discretion declare all outstanding Options, SARs, and STARs to be fully exercisable, and/or all restrictions on all outstanding Options, SARs, and STARs to have lapsed, in each case, as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such transaction or event. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 2.2, the excess Options shall be deemed to be Nonqualified Stock Options.

         7. Acceleration for Any Other Reason; Changes in Capital Structure. The Plan is hereby amended by adding the following as Sections 1.8 and 1.9 of the Plan and by renumbering the present Section 1.8 to Section 1.10:

         1.8      Acceleration for Any Other Reason.

                  Regardless of whether an event has occurred as described in
                  Section 1.6 or 1.7 above, the Committee may in its sole discretion at any time determine that all or a portion of an Optionee's Options, SARs, and STARs shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Options, SARs, and STARs shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 1.8.

         1.9      Changes in Capital Structure.

                  In the event a stock dividend or stock split is declared, the authorization limits under Section 5.1 and 5.4 shall be changed proportionately, and the shares of Stock then subject to each Award shall be increased or decreased proportionately and appropriately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through reorganization, recapitalization, reclassification, share exchange, stock split-up, combination of shares, merger or consolidation, the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and there shall be substituted for each such share of Stock then subject to each Award the number and class of shares into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award, or, subject to Section 11.2, there shall be made such other equitable adjustment as the Committee shall approve.

         8. Continued Employment. Section 2.3 of the Plan is hereby amended by adding the following clause to the end of the first sentence:

         ; provided that with respect to Incentive Stock Options, if a period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed whether by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.


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         9. Termination of Employment. Section 3.1(b) of the Plan is hereby changing the term "Stock Option Committee" to "Committee" and by deleting the words "an Incentive or" from the first sentence.

         10. Section 83(b) Election. Section 3.2 of the Plan shall be deleted in its entirety.

         11. Certain Tax Code References. All references in the Plan to Section 422A of the Code shall be changed to refer to "Section 422 of the Code," except the references to Section 422A(c)(7) contained in Sections 1.5(c) and 1.5(d) of the Plan, which shall be changed to refer to "Section 22(e)(3) of the Code," and all references in the Plan to Section 425 of the Code, or any subsection thereof, shall be changed to refer to "Section 424 of the Code," or the corresponding subsection thereof.

         12. Effect of Amendment. As modified hereby, the provisions of the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, the Corporation has caused this Amendment to be duly executed as of the date first above written.

                           Carolina First BancShares, Inc.

                                                  ----------------------------
                                                  By:
                                                  Title:

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                         CAROLINA FIRST BANCSHARES, INC.
              1990 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN


ARTICLE I GENERAL

1.1 Purpose of the Plan.

The purpose of the Carolina First BancShares, Inc. 1990 Stock Option and Stock Appreciation Rights Plan (the "Plan") is to assist Carolina First BancShares, Inc. (the "Company") in securing and retaining key employees of outstanding ability by making it possible to offer them an increased incentive to join or continue in the service of the Company and to increase their efforts for its welfare by participating in the ownership and growth of the Company.

1.2 Definitions .

         (a) "Acceleration Event" means any event which in the opinion of the Board of Directors of the Company is likely to lead to changes in control of share ownership of the Company, whether or not such change in control actually occurs.

         (b) "Board of Directors" or "Board" means the Board of Directors of the Company.

         (c) "Code" means the Internal Revenue Code of 1986, as amended.

         (d) "Committee" means the committee referred to in Section 1.3.

         (e) "Common Stock" means the common stock of the Company having a par value of $2.50 per share.

         (f ) "Fair Market Value" means the closing "asked" price of the shares in the over-the-counter market on the day on which such value is to be determined or, if such "asked" price is not available, the last sales price on such day or, if no shares were traded on such day, on the next preceding day on which the shares were traded, as reported by the National Association of Securities Dealers Automatic Quotation System (NASDAQ) or other national quotation service. If the shares are listed on a National Securities Exchange, "fair market value" means the closing price of the shares on such National Securities Exchange on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by National Quotation Bureau, Inc. or other national quotation service. If at any time shares of Common Stock are not traded on an exchange or in the over-the-counter market, Fair Market Value shall be the value determined by the Board of Directors or Committee administering the Plan, taking into consideration those factors affecting or reflecting value which they deem appropriate.



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         (g) "Incentive Stock Option" means an option to purchase shares of
Common Stock which is intended to qualify as an incentive stock option as defined in Section 422A of the Code.

         (h) "Key Employee" means any person, including officers and directors, in the regular employment of the Company or its Subsidiaries who is designated a Key Employee by the Committee and is, or is expected to be, primarily responsible for the management, growth, or supervision of some part or all of the business of the Company or its Subsidiaries. The power to determine who is and who is not a Key Employee is reserved solely for the Committee.

         (i) "Nonqualified Stock Option" means an option to purchase shares of Common Stock which is not intended to qualify as an Incentive Stock Option as defined in Section 422A of the Code.

         (j) "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

         (k) "Optionee" means a Key Employee to whom an Option is granted under the Plan.

         (I) "Parent" means any corporation which qualifies as a parent of a corporation under the definition of "parent corporation" contained in Section 425(e) of the Code.

         (m) "Stock Appreciation Right" shall have the meaning stated in Article IV of the Plan.

         (n) "Subsidiary" means any corporation which qualifies as a subsidiary of a corporation under the definition of "subsidiary corporation" contained in
Section 425(f) of the Code.

         (o) "Term" means the period during which a particular Option may be exercised as determined by the Committee and as provided in the Option agreement.

1.3 ADMINISTRATION OF THE PLAN.

The Plan shall be administered by the Stock Option Committee (the "Committee") appointed by the Board of Directors and consisting of at least three members from the Board of Directors. No person while a member of the Committee shall be eligible to participate in the Plan. Subject to the control of the Board, and without limiting the control over decisions described in Section 1.7, the Committee shall have the power to interpret and apply the Plan and to make regulations for carrying out its purpose. More particularly, the Committee shall determine which Key Employees shall be granted Options under the Plan, the number of shares subject to each Option, the price per share under each Option, the Term of each Option,



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and any restrictions on the exercise of each Option. When granting Options, the
Committee shall designate the Option as either an Incentive Stock Option or a Nonqualified Stock Option. The Committee shall also designate whether the Option is granted with Stock Appreciation Rights. Determinations by the Committee under the Plan (including, without limitation, determinations of the person to receive Options, the form, amount and timing of such Options, and the terms and provisions of such Options and the agreements evidencing same) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Options under the Plan whether or not such persons are similarly situated.

1.4 Shares Subject to the Plan.

The total number of shares that may be purchased pursuant to Options or transferred pursuant to the exercise of Stock Appreciation Rights under the Plan shall not exceed 110,0 00 shares of Common Stock. Shares subject to the Options which terminate or expire prior to exercise shall be available for future Options. Shares represented by an unexercised Option surrendered upon an exercise of Stock Appreciation Rights including, without duplication, any shares issued in payment of any Stock Appreciation Rights, shall be deducted from the aggregate and shall not be available for further Options hereunder. Shares issued pursuant to the Plan may be either unissued shares of Common Stock or reacquired shares of Common Stock held in treasury.

1.5 Terms and Conditions of Options.

All Options shall be evidenced by agreements in such form as the Committee shall approve from time to time subject to the provisions of Article II or Article Ill, as appropriate, and the following provisions:

         (a) Exercise Price. Except as provided in Section 3.1, the exercise price of the Option shall not be less than the Fair Market Value (as determined by the Committee) of the Common Stock at the time the Option is granted.

         (b) Exercise. The Committee shall determine whether the Option shall be exercisable in full at any time during the Term or in cumulative or noncumulative installments during the Term.

         (c) Termination of Employment. An Optionee's Option shall expire on the earlier of the expiration of (i) the date specified in the Option which in no event shall be later than three months after the termination of the Optionee's employment for any reason other than death or disability (as defined in Section 422A(c)(7) of the Code), or (ii) the Term specified in Section 2.1 or 3.1(a) as the case may be.In the event of exercise of the Option after termination of employment, the Optionee may exercise the Option only with respect to the shares which could have been purchased by



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the Optionee at the date of termination of employment. However, the Committee may, but is not required to, waive any requirements made pursuant to Section 1.5(b) so that some or all of the shares subject to the Option may be exercised within the time limitation described in this subsection. An Optionee's employment shall be deemed to terminate on the last date for which he receives a regular wage or salary payment.

         (d) Death or Disability. Upon termination of an Optionee's employment by reason of death or disability (as determined by the Committee consistent with the definition of Section 422A(c)(7) of the Code), the Option shall expire on the earlier of the expiration of (i) the date specified in the Option which in no event shall be later than 12 months after the date of such termination, or
(ii) the Term specified in Section 2.1 or 3.1(a) as the case may be. The Optionee or his successor in interest, as the case may be, may exercise the Option only as to the shares which could have been purchased by the Optionee at the date of his termination of employment. However, the Committee may, but is not required to, waive any requirements made pursuant to Section 1.5(b) so that some or all of the shares subject to the Option may be exercised within the time limitation described in this subsection.

         (e) Payment. Payment for shares as to which an Option is exercised shall be made in such manner and at such time or times as shall be provided in the Option agreement, including cash, Common Stock which was previously acquired by the Optionee, or any combination thereof. The Fair Market Value of the surrendered Common Stock as of the date of exercise shall be determined in valuing Common Stock used in payment for Options.

         (f) Nontransferability. No Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee.

         (g) Additional Provisions. Each option agreement may contain such other terms and conditions not inconsistent with the provisions of the Plan as the Committee may deem appropriate from time to time.

1.6 Stock Adjustments; Mergers.

Notwithstanding Section 1.4, in the event the outstanding shares are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other corporation by reason of any merger, sale of stock, consolidation, liquidation, recapitalization, reclassification, stock split, combination of shares, or stock dividend, the total number of shares set forth in Section 1.4 shall be proportionately and appropriately adjusted by the Committee. If the Company continues in existence,
(i) the number and kind of shares that are subject to any Option and the option price per


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share shall be proportionately and appropriately adjusted without any change in the aggregate price to be paid therefor upon exercise of the Option, and (ii) the Committee may make such adjustments in the number and kind of Stock Appreciation Rights as it shall deem appropriate in the circumstances. If the Company will not remain in existence or substantially all of its voting Common Stock and Common Stock will be purchased by a single purchaser or group of purchasers acting together, then the Committee may (i) declare that all Options and Stock Appreciation Rights shall terminate 30 days after the Committee gives written notice to all Optionees of their immediate right to exercise all Options and Stock Appreciation Rights then outstanding (without regard to limitations on exercise otherwise contained in the Options), or (ii) notify all Optionees that all options and Stock Appreciation Rights granted under the Plan shall apply with appropriate adjustments as determined by the Committee to the securities pf the successor corporation to which holders of the numbers of shares subject to such Options and Stock Appreciation Rights would have been entitled, or (iii) some combination of aspects of (i) and (ii). The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding. Any fractional shares resulting from any of the foregoing adjustments under this section shall be disregarded and eliminated.

1.7 Acceleration Event.

If an Acceleration Event occurs in the opinion of the Board of Directors, based on circumstances known to it, the Board of Directors may direct the Committee to declare that all Options and Stock Appreciation Rights granted under the Plan shall become exercisable immediately, notwithstanding the provisions of the respective Option agreements regarding exercisability.

1.8 Notification of Exercise.

Options shall be exercised by written notice directed to the Secretary of the Company at the principal executive offices of the Company. Such written notice shall be accompanied by any payment required pursuant to Section 1.5(e). Exercise by an Optionee's heir or the representative of his estate shall be accompanied by evidence of his authority to so act in form reasonably satisfactory to the Company.

                                   ARTICLE II
                             INCENTIVE STOCK OPTIONS

2.1 Terms of Incentive Stock Options.

Each Incentive Stock Option granted under the Plan shall be exercisable only during a Term fixed by the Committee; provided, however, that the Term shall end no later than 10 years after the date the Incentive Stock Option is granted.



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2. 2 Limitation on Options.

The aggregate Fair Market Value of Common Stock (determined at the time the Incentive Stock Option is granted), subject to Incentive Stock Options granted to a Key Employee under all plans of the Key Employee's employer corporation and its Parent or Subsidiary corporations and that become exercisable for the first time by such Key Employee during any calendar year, may not exceed $100,000.

2.3 Continued Employment.

Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur where the Optionee transfers from the Company to one of its Subsidiaries or transfers from a Subsidiary to the Company.

2.4 Special Rule for Ten Percent Shareholder.

If at the time an Incentive Stock Option is granted, an employee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of his employer corporation or of its Parent or any of its Subsidiaries, as determined using the attribution rules of Section 425(d) of the Code, then the terms of the Incentive Stock Option shall specify that the option price shall be at least 110% of the Fair Market Value of the stock subject to the Incentive Stock Option and such Incentive Stock Option shall not be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

2.5 Interpretation.

In interpreting this Article II of the Plan and the provisions of individual option agreements, the Committee and the Board shall be governed by the principles and requirements of Sections 421, 422A and 425 of the Code, and applicable Treasury Regulations.


                                   ARTICLE III
                           NONQUALIFIED STOCK OPTIONS

3.1 Terms and Conditions of Options.

In addition to the requirements of Section 1.5, Nonqualified Stock Options shall be subject to the following provisions:

         (a) Term. Each Nonqualified Stock Option granted under the Plan shall be exercisable only during a Term fixed by the Committee.



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         (b) Termination of Employment. Notwithstanding the provisions of
Sections 1.5(c) and 1.5(d), the Stock Option Committee in its discretion may provide, either upon the original grant of an Option or in an amendment to an Incentive or Nonqualified Stock Option, that an Option may be exercisable during a Term that does not expire upon the expiration of three months following an Optionee's termination of employment (one year in the case of termination as a result of death or disability), but in no event later than the Term specified in
Section 3.l(a) above.

         (c) Exercise Price. The Company may elect to grant Nonqualified Stock Options at a price less than the Fair Market Value of the Common Stock at the time the Option is granted, but in no event may the price for such Options be less than the par value of such Shares.

         (d) Additional Terms. Pursuant to Section 1.5(g), the Committee may add additional terms and conditions to a Nonqualified Stock Option, including, but not limited to, a cash award for any federal tax liability suffered by the Optionee upon the grant and/or exercise of a Nonqualified Stock Option.

3.2 Section 83(b) Election.

The Company recognizes that certain persons who receive Nonqualified Stock Options may be subject to restrictions regarding their right to trade Common Stock under applicable securities laws. Such may cause Optionees exercising such Options not to be taxable under the provisions of Section 83(c) of the Code. Accordingly, Optionees exercising such Nonqualified Stock Options may consider making an election to be taxed upon exercise of the Option under Section 83(b) of the Code and to effect such election will file such election with the Internal Revenue Service within thirty (30) days of exercise of the Option and otherwise in accordance with applicable Treasury Regulations.


                                   ARTICLE IV
                            STOCK APPRECIATION RIGHTS


4.1 Terms and Conditions of Stock Appreciation Rights.

Stock Appreciation Rights ("SAR") shall be granted by the Committee in connection with the grant of an Option. All SARs shall be in such form as the Committee may from time to time determine and shall be subject to the following terms and conditions:

(a) Term and Exercise. An SAR shall be exercisable only (i) with the approval of the Committee, (ii) during the Term of the Option to which it relates, (iii) at such times as the Option to which it relates is exercisable, and (iv) if the Fair Market Value of the Common Stock subject to the Option surrendered (on the date surrendered) minus the aggregate option price of the Common Stock subject to the Option surrendered is a positive amount.


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(b)  Payment. In the event the Committee agrees to permit exercise of the SAR, the Optionee shall surrender to the Company the right to exercise the Option with respect to a specified number of shares as to which the Option is then exercisable. In return, the Optionee shall receive from the Company no more than an amount payable in cash and/or shares (as determined by the Committee after considering the request of the Optionee) equal to the difference between the Fair Market Value of Common Stock as to which the Optionee has surrendered the Option and the exercise price with respect thereto. In the event the committee determines to tender shares in full or partial payment of the SAR, the number of shares to be issued to the Optionee shall be based on the Fair market Value of the shares as of the date of exercise of the SAR. No fractional shares shall be issued to Optionees upon exercise of an SAR. Instead, the Company shall pay the Optionee the value of such fractional share based upon the Fair Market Value of a share on the date the SAR is exercised.

(c) Nontransferability. An SAR granted under the Plan shall be transferable only when the Option to which it relates is transferable.

4.2 OTHER TERMS AND CONDITIONS.

Option agreements reflecting Stock Appreciation Rights which are granted under the Plan may contain such other conditions not inconsistent with the provisions of the Plan as the Committee may deem appropriate from time to time.

4.3 NOTIFICATION OF REQUEST TO EXERCISE.

The Optionee shall request the Committee's approval to exercise a Stock Appreciation Right by written notice to the Secretary of the Company at the principal executive offices of the Company. Such written notice shall state the number of shares subject to the Option for which approval of the exercise of the SAR is requested and the Optioniee's preferred form of payment of the SAR, as hereinafter provided. The Optionee may indicate his or her preference to receive payment of the SAR in cash or in Common Stock or in a combination thereof. Notwithstanding anything to the contrary contained herein, the Committee shall have absolute discretion in determining whether the request for the approval of the exercise of the SAR shall be approved and, if such approval is given, whether payment shall be made in cash or Common Stock or in a combination thereof.

With 30 days after the delivery to the Secretary of the Optionee's request to exercise the SAR as provided above, the Committee shall inform the Optionee in writing of its determination, by personal delivery of such determination to the Optionee by certified or registered mail, return receipt requested. The Optionee must act on any approved exercise of an SAR within 30 days after the date of such determination by the Committee

(or such longer period as may be permitted by the Committee) and in accordance with the terms approved by the Committee. Exercise shall be by written notice actually delivered, or mailed by certified or registered mail, return receipt requested, to the Secretary of the Company at the principal executive offices of the Company.

4.4 Effect of Exercise.

Upon exercise of a Stock Appreciation Right, the Option to which it relates shall lapse with respect to the shares as to which the SAR is exercised and such shares shall not be available for further grant of Options.


                                    ARTICLE V
                              ADDITIONAL PROVISIONS

5.1 Stockholder Approval.

The Plan shall be submitted for the approval of the shareholders of the Company at the first annual meeting of shareholders held subsequent to the adoption of the Plan and in all events within one year of its approval by the Board of Directors. If at said meeting the stockholders of the Company do not approve the Plan, the Plan shall terminate.

5.2 Compliance with Other Laws and Regulations.

The Plan, the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable Federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to (a) the listing of such shares on any stock exchange on which the Common Stock may then be listed and (b) the completion of any registration or qualification of such shares under any Federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

5.3 Amendments.

The Board of Directors may discontinue the Plan at any time, and may amend it from time to time, but no amendment, without approval by stockholders, may (a) increase the total number of shares which may be issued under the Plan or to any individual under the Plan, (b) reduce the Option price for shares which may be purchased pursuant to Options under Articles II and III of the Plan, (c) extend the period during which Options may be granted, or (d) change the class of employees to whom Options may be granted, except as provided in Section 1.6. Other than as expressly


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

permitted under the Plan, no outstanding Option may be revoked or altered in a manner unfavorable to the Optionee without the consent of the Optionee.

5.4 No Rights As Shareholder.

No Optionee shall have any rights as a shareholder with respect to any share subject to his or her Option prior to the date of issuance to him or her of a certificate or certificates for such shares.

5.5 Withholding.

Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any Federal, state or local withholding tax liability prior to the delivery of any certificate or certificates for such shares. Whenever under the Plan payments are to be made in cash, such payments shall be made net of an amount sufficient to satisfy any Federal, state, or local withholding tax liability.

5.6 Continued Employment Not Presumed.
This Plan, and any document describing this Plan and the grant of any stock Option or Stock Appreciation Right hereunder, shall not give any Optionee or other employee aright to continued employment by the Company or its Subsidiaries or affect the right of the Company or its Subsidiaries to terminate the employment of any such person with or without cause.

5.7 Effective Date: Duration.

The Plan shall become effective as of September 6, 1990 subject to shareholder approval pursuant to Section 5.1 and shall expire on the same date in the year 2000. No Options may be granted 'under the Plan after such expiration date, but Options granted on or before that date may be exercised according to the terms of the Option agreements and shall continue to be governed by and interpreted consistent with the terms hereof.

                                   ARTICLE VI
                       DETACHED STOCK APPRECIATION RIGHTS

6.1 Purpose.

The purpose of this Article VI is to provide a means whereby the Committee may grant Key Employees Stock Appreciation Rights without granting Options in connection with such Stock Appreciation Rights ("STAR").


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

6.2 Administration.

The Committee shall determine which Key Employees shall be granted STARs and the number of STARs granted to such employees in accordance with Section 1.3 of the Plan. Each grant of a STAR shall be communicated to the Key Employee within thirty (30) days after the date such STAR is granted.

6.3 Terms and Conditions of STAR.

Each STAR shall be evidenced by agreements in such form as the Committee shall approve from time to time. Each agreement shall provide the following terms and conditions as determined by the Committee in its sole discretion:

(a) Vesting Schedule. The Committee shall determine whether STARs are fully vested upon grant or whether the STARs shall vest or mature in whole or in part over a specific time period.

(b) Exercise. The Comm1ttee shall determine whether the STARs are exerciseable immediately, exerciseable in installments, or exerciseable after a specified waiting period. The Committee shall also determine if the STARs expire if not exercised within a specified period.

(c) Forfeiture. The Committee shall determine those events which will result in the forfeiture of nonvested STARs and what events, if any, would result in the forfeiture of vested STARs. Forfeiture events could include (but are not limited to) voluntary or involuntary termination of employment, death or disability.

(d) Form of Payment. The Committee, in its sole discretion, shall determine whether payment of an exercised STAR will be made in cash, shares of Common Stock, or any combination thereof.

(e) Nontransferability. STARs granted under this Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent or distribution, and shall not be subject to execution, attachment or similar process. In the event of the Key Employee's death, payment of any amount due under the agreement shall be made to the Key Employee's estate.

(f) Additional Provisions. Each award agreement may contain such other terms and conditions not inconsistent with the provisions of this Article VI as the Committee deems appropriate.

6.4 Exercise.

STARs may be exercised, to the extent exerciseable by the terms of the related award agreement, by written notice directed to the Secretary of


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

the Company at the Company's principal executive offices. Such written notice shall indicate the number of shares subject to the STAR that the Key Employee is exercising. The written notice shall be by hand delivery or mailed by registered or certified mail, return receipt requested.

6.5 Payment.

Upon exercise of a STAR, the Key Employee shall be entitled to receive the economic value of such STAR. The economic value of each individual STAR shall equal the Fair Market Value of one share of Common Stock on the date such STAR is exercised, reduced by the Fair Market Value of one share of Common Stock on the date such STAR is granted to the Key Employee. The economic value of all STARs exercised by the Key Employee shall be the economic value of each STAR as determined in the preceding sentence multiplied by the number of STARs exercised.

6.6 Nature of STAR.

STARs shall be used solely as a device for the measurement and determination of the amount to be paid to Key Employees upon exercise of the STAR. STARs shall not constitute or be treated as property or a trust fund of any kind and nothing in this Article VI shall require the Company to fund or to segregate any of its assets to pay its obligations hereunder. Key Employees shall have only the right of a general unsecured creditor of the Company with respect to any STARs granted under this Plan.

6.7 Limits on Awards.

The total number of shares represented by STARs may not exceed the number of shares of Common Stock described in Section 1.4, reduced by the number of shares of Common Stock previously granted to Optionees under this Plan in the form of Options, and further reduced or adjusted as described in . Section 1.4. Shares represented by a STAR shall be deducted from the total number of shares subject to the Plan in the manner described in Section 1.4.

6.8 Coordination with the Plan.

Except as modified in this Article VI, the provisions of Article I (General) (other than Section 1.5) and Article V (Additional Provisions) shall also apply to STARs and the use of the word "Option" or "SAR," where applicable, in such provisions shall also refer to STARs. Articles II, III, IV and Section 1.5 of
Article I shall not be applied to this Article VI.

6.9 Effective Date.

This Article VI shall be effective as of January 24, 1991 ("Effective Date") and STARs may be granted immediately thereafter. However, if the Plan is not approved by the Company's shareholders as required by Section



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

5.7 of the Plan, all STARs granted shall be null and void as of the Effective Date described in this Section 6.9 and no compensation shall be paid as a result of such action. No STARs may be granted after the Plan's expiration date described in Section 5.7 but STARs granted on or before that date may be exercised according to the terms of the respective award agreements and shall continue to be governed by and interpreted consistent with the terms of the Plan.


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